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Exhibit 23.0

CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use on Form 10-K dated March 29, 1999, of our report dated January 9, 1999, relating to the financial statements of VRB Bancorp.

/S/ Moss Adams, LLP

Portland, Oregon
March 23, 1999


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